Exhibit 99.1

NEWS RELEASE

Date: August 5, 2008	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather Burnham
Phone: 949-851-1473
http://www.corvel.com
CorVel Announces June Quarter Results
IRVINE, California, August 5, 2008 – CorVel Corporation (NASDAQ: CRVL) reported earnings per share of $0.40 on revenues of $78.2 million for the quarter ending June 30, 2008. Earnings per share grew 3% over the June quarter of 2007, while revenues grew 5% when compared to the same period.
June quarter results benefited from continued growth across product lines. Network Solutions results reflected continued improvement in customer savings and unit volume growth. Results for Patient Management services continued to show improvement reflective of increased operating efficiencies.
The Enterprise Comp® line of full service solutions in workers’ compensation continued to be well received in the market. This business group has been expanding its management team, integrating systems and continuing the effort CorVel has made to develop unique workflow tools for the management of workers’ compensation claims.
Traditional business growth and the strategic expansion of the Enterprise Comp line, combined with investments in the Company’s systems infrastructure, have caused expansions in expenses. These efforts continue CorVel’s long-standing strategy of investment in systems and communications technologies that are important to the Company’s long term strategies. Although this has raised expenses in recent quarters, the Company expects to realize long term benefits in the form of stability and security of information systems.
About CorVel
CorVel Corporation (http://www.corvel.com/) is a national provider of leading-edge services and solutions in the field of disability management. CorVel specializes in applying information technology and e-commerce applications to improve healthcare management in the workers’ compensation, group health, and auto and disability management insurance markets. The Company provides networks of preferred providers, claims administration, case management, utilization management, and medical bill review to more than 2,000 clients nationwide. Leveraging its commitment to flexibility and personal service, CorVel delivers custom solutions for employers, insurers, third party administrators and government entities.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s financial statements and business. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation
Quarterly Results — Income Statement (Unaudited)
First Quarter Ended June 30, 2007 and 2008

	Quarter Ended	Quarter Ended
	June 30, 2007	June 30, 2008

Revenues	74,337,000	78,201,000
Cost of revenues	56,156,000	58,268,000

Gross profit	18,181,000	19,933,000

General and administrative	9,077,000	10,807,000

Income from operations	9,104,000	9,126,000

Income tax expense	3,543,000	3,559,000

Net income	5,561,000	5,567,000

Earnings Per Share:
Basic	$0.40	$0.40
Diluted	$0.39	$0.40

Weighted Shares
Basic	13,964,000	13,816,000
Diluted	14,159,000	14,045,000
CorVel Corporation
Quarterly Results — Condensed Balance Sheet (Unaudited)
March 31, 2008 and June 30, 2008

	March 31, 2008	June 30, 2008

Cash	17,911,000	21,760,000
Accounts receiveable, net	39,164,000	39,732,000
Prepaid expenses and taxes	5,242,000	5,896,000
Deferred income taxes	4,076,000	3,971,000
Property, net	30,569,000	30,368,000
Goodwill and other assets	43,613,000	43,990,000

Total	140,575,000	145,717,000

Accounts and taxes payable	20,475,000	22,266,000
Accrued liabilities	16,473,000	16,030,000
Deferred tax liability	7,249,000	7,026,000
Paid in capital	80,222,000	82,378,000
Treasury stock	-162,302,000	-166,008,000
Retained earnings	178,458,000	184,025,000

Total	140,575,000	145,717,000